CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of AIM Investment Funds (Invesco Investment Funds) of our reports dated December 21, 2017, relating to the financial statements and financial highlights, which appear in Invesco All Cap Market Neutral Fund’s, Invesco Balanced-Risk Allocation Fund’s, Invesco Balanced-Risk Commodity Strategy Fund’s, Invesco Developing Markets Fund’s, Invesco Emerging Markets Equity Fund’s, Invesco Emerging Markets Flexible Bond Fund’s, Invesco Endeavor Fund’s, Invesco Global Health Care Fund’s, Invesco Global Infrastructure Fund’s, Invesco Global Market Neutral Fund’s, Invesco Global Targeted Returns Fund’s, Invesco Greater China Fund’s, Invesco Long/Short Equity Fund’s, Invesco Low Volatility Emerging Markets Fund’s, Invesco Macro Allocation Strategy Fund’s, Invesco MLP Fund’s, Invesco Multi-Asset Income Fund’s, Invesco Pacific Growth Fund’s, Invesco Select Companies Fund’s and Invesco World Bond Fund’s Annual Reports on Form N-CSR for the year ended October 31, 2017. We also consent to the references to us under the headings “Financial Highlights”, “Financial Statements” and “Other Service Providers” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Houston, Texas

February 23, 2018